EXHIBIT 5.1

                                June 12, 1996







Loehmann's, Inc.
2500 Halsey Street
Bronx, New York  10461

                             LOEHMANN'S, INC.

Ladies and Gentlemen:

          We are furnishing this opinion at your request in connection with the registration statement on Form S-8 (the "Registration Statement")

being filed by Loehmann's, Inc., a Delaware corporation (the "Company")

with the Securities and Exchange Commission (the "Commission") on the date hereof, relating to 446,892 Shares (the "Shares") to be offered under the

Company's New Stock Incentive Plan (the "New Stock Incentive Plan").

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the

Registration Statement,

(ii) the Restated Certificate of Incorporation of the Company, (iii) the

By-laws of the Company, (iv) the New Stock Incentive Plan and (v) all such corporate records, agreements and other instruments of the Company, and all such other documents, as we have considered necessary in order to form a basis for the opinions expressed herein.  As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company and of public authorities.

          In our examination of the aforesaid documents, we have assumed,

without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified,

photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all of such latter documents and the legal capacity of all individuals who have executed any of the aforesaid documents.

          Based upon the foregoing, and subject to the assumptions,

exceptions and qualifications stated herein, we are of the opinion that,

when issued in accordance with the terms of the New Stock Incentive Plan,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

          Our opinion expressed above is limited to the General Corporation

Law of the State of Delaware.  Please be advised that no member of this firm is admitted to practice in the State of Delaware.  Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder, which are currently in effect.

          We hereby consent to the use of this opinion as an exhibit to the

Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the

Act or the rules promulgated under the Act.


                              Very truly yours,

                  /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON